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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                                June 23, 1994
              Date of Report (Date of earliest event reported)

                           AMSOUTH BANCORPORATION
           (Exact name of registrant as specified in its charter)


    Delaware                      1-7476                  63-0591257
    --------                      ------                  ----------
(State or other                (Commission               (IRS Employer
jurisdiction of                File Number)              Identification No.)
incorporation)


                          1400 AmSouth-Sonat Tower
                         Birmingham, Alabama  35203
        (Address, including zip code, of principal executive office)

                               (205) 320-7151
                       (Registrant's telephone number,
                            including area code)
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Item 2.    Acquisition of Assets
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           On June 23, 1994, AmSouth Bancorporation ("AmSouth") consummated the transactions contemplated by the Agreement and Plan of Merger between AmSouth and Fortune Bancorp, Inc. ("Fortune") dated as of September 12, 1993, and amended as of May 11, 1994 (as so amended, "Merger Agreement"), by the merger of Fortune with and into AmSouth (the "Merger"). The Merger Agreement provides that in the Merger (i) each Fortune shareholder will receive either all cash or all shares of AmSouth common stock in exchange for all his or her shares of Fortune common stock and (ii) each Fortune preferred shareholder will receive either all cash or all shares of AmSouth common stock plus approximately $1.81 per share in cash in exchange for all his or her shares of Fortune preferred stock. The total consideration issued to Fortune shareholders was approximately 4,474,000 shares of AmSouth common stock and approximately $144.6 million in cash. The cash portion of the purchase price was obtained through the issuance by AmSouth of $150.0 million in 7.75% Subordinated Notes Due 2004. On March
31, 1994, Fortune had total assets of approximately $2.7 billion and operated
46 offices in Florida.

           The transaction is intended to be treated as a tax-free reorganization for tax purposes and will receive purchase accounting treatment.


Item 7.    Financial Statements and Exhibits
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           Listed below are the financial statements, pro forma financial information and exhibits, filed as part of this report.

           (A)  Financial Statements of Business Acquired:

                It is impracticable to provide the required financial statements at this time, and they will be filed as soon as they are available, but not later than 60 days after the date of filing this Form 8-K.

           (B)  Pro Forma Financial Information:

                It is impracticable to provide the required pro forma financial statements at this time, and they will be filed as soon as they are available, but not later than 60 days after the date of filing of this Form 8-K.

           (C)  Exhibits:

                AmSouth Press Release dated June 23, 1994, announcing the acquisition of Fortune by AmSouth (Exhibit No. 99).

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                                 SIGNATURES
                                 ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         AMSOUTH BANCORPORATION


                                         By: /s/ Ricky W. Thomas
                                            -------------------------
                                            Ricky W. Thomas
                                            Senior Vice President,
                                            Controller, and
                                            Chief Accounting Officer


Date: July 8, 1994
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                                EXHIBIT INDEX
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Item No.  Description
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7 (c)     Exhibit No. 99 Press Release dated June 23, 1994

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